CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-1 of U.S. Geothermal Inc. of our report, dated June 16, 2005, relating to the consolidated statements of operations, stockholders’ deficiency, and cash flows for the year ending March 31, 2005, and for the period from inception, February 26, 2002, to March 31, 2005, which report appears in the Annual Report on Form 10-KSB of U.S. Geothermal Inc. for the year ended March 31, 2005.

Vancouver, Canada	“Morgan & Company”

July 19, 2007	Chartered Accountants